UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 2008


                                EASY ENERGY, INC.
             (Exact name of Registrant as specified in its charter)


           Nevada                       333-146895               26-0204284
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


                           Suite 105 - 5348 Vegas Dr.
                            Las Vegas, NV 89108, USA
                     (Address of principal executive office)

                                +1 (702) 442-1166
              (Registrant's telephone number, including area code)


              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF REGISTERED SECURITIES.

     On March 27, 2008, the Registrant sold 4,285,714 shares of restricted common stock to a single investor in consideration of payment of $300,000. The common stock was issued by Registrant in reliance upon an exemption from registration pursuant to Regulation D.

     On March 27, 2008, the Registrant sold 2,000,000 shares of restricted common stock to a consultant. Pursuant to the agreement, the consultant made a payment of $50,000 and shall provide consulting services to the Registrant in consideration for the Registrant's issuance of the restricted common stock. The common stock was issued by Registrant in reliance upon an exemption from registration under the Securities Act set forth in Section 4(2) of the Securities Act, as transactions not constituting a public offering of securities because the common stock was issued privately without general solicitation or advertising.

     On March 27, 2008, the Registrant sold 1,500,000 shares of restricted common stock to a consultant. Pursuant to the terms of a consulting agreement, the consultant will provide certain investor and market relations consulting services to the Registrant in consideration for the Company's payment of cash and the issuance of the 1,500,000 shares of restricted common stock. The common stock was issued by Registrant in reliance upon an exemption from registration under the Securities Act set forth in Section 4(2) of the Securities Act, as transactions not constituting a public offering of securities because the common stock was issued privately without general solicitation or advertising.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EASY ENERGY, INC.


Date: April 3, 2008                       By: /s/ Guy Ofir
                                             ---------------------------------
                                             Guy Ofir
                                             President and Director

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